Exhibit 10.3

SECONDMENT LETTER	ENTSENDEBESTÄTIGUNG
of / der
atai Life Sciences US Inc. c/o Industrious NYC 250 West 34th St New York, NY 10119

(hereinafter “Home Company”)	(nachfolgend “Heimatgesellschaft”)
to / an
Srinivas Rao 1477 Paseo de las Flores Encinitas, CA 92024

(hereinafter "You")	(nachfolgend “Sie”)

October 17, 2024 / New York

We are pleased to confirm your long-term international secondment to Berlin, Germany (hereinafter” Host Country”) in your role as managing director of the atai Life Sciences N.V. in Berlin, which is expected to start on January 1st, 2025, subject to the issuance of the relevant residence and work permit.

Wir freuen uns, Ihnen Ihre längerfristige internationale Entsendung nach Berlin, Deutschland (nachfolgend „Gastland“) in Ihrer Funktion als geschäftsführender Vorstand der atai Life Sciences N.V. in Berlin zu bestätigen, die voraussichtlich am 1. Januar 2025 beginnt, vorbehaltlich der Erteilung der entsprechenden Aufenthalts- und Arbeitsgenehmigung.

We are sure that you will fulfil this role exceptionally well due to your many years of experience and knowledge of our companies.	Wir sind sicher, dass Sie diese Rolle aufgrund Ihrer langjährigen Erfahrungen und Kenntnisse unserer Unternehmen hervorragend ausfüllen werden.
Your Host Company in Germany is	Die Gastgebende Gesellschaft in Deutschland ist die
atai Life Sciences N.V. Wallstraße 16 10179 Berlin

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Germany 2470816.1

(hereinafter “Host Company”)	(nachfolgend “Gastgebende Gesellschaft”)

Your contact person at the Host Company is	Ihre Kontaktperson bei der Gastgebenden Gesellschaft ist
Claire McNamara Wallstraße 16 10179 Berlin Email: claire@atai.life

The following provisions supplement the existing employment agreement and any amendments (hereinafter collectively, the “Employment Agreement”) as well as any other employment regulations between you and the Home Company. Their validity is limited to the duration of the secondment.

Die nachfolgenden Bestimmungen stellen eine Ergänzung zu dem bestehenden Arbeitsvertrag sowie allen Änderungsvereinbarungen (nachfolgend gemeinsam „Arbeitsvertrag“) sowie den sonstigen arbeitsvertraglichen Regelungen zwischen Ihnen und der Heimatgesellschaft dar und gelten befristet für die Dauer des Aufenthalts in Deutschland.

Sec. 1 Duration and employment / Condition precedent / Fix-Term	§ 1 Entsendungsdauer und Einsatz / aufschiebende Bedingung / Befristung
(1) You shall be seconded to the Host Company in Germany with effect from January 1st, 2025.	(1) Sie werden mit Wirkung ab dem 1. Januar 2025 zur Gastgebende Gesellschaft nach Deutschland entsandt.
(2) The secondment is limited until December 31st, 2027 and shall terminate on this date without requiring further declarations unless one Party makes use of its right to premature removal (Sec. 6).
(2)
Die Entsendung ist bis zum 31. Dezember 2027 befristet und endet zu diesem Zeitpunkt, ohne dass es einer weiteren Erklärung bedarf, wenn nicht von dem Recht auf vorzeitige Abberufung (§ 6) Gebrauch gemacht wird.

(3) After the assignment is completed, you will return to the Home Company in the USA.	(3) Nach dem Ende der Entsendung kehren Sie zu der Heimatgesellschaft in die USA zurück.
(4)
The secondment is subject to the condition that you meet the immigration and other administrative requirements for employment at the place of secondment, in particular that you hold a residence permit and a work permit, which the Home Company will support you to obtain.

(4)
Die Entsendung steht unter der Bedingung, dass Sie die einwanderungsrechtlichen und anderen verwaltungsrechtlichen Voraussetzungen für eine Arbeitsaufnahme am Einsatzort erfüllen, insbesondere einen Aufenthaltstitel und eine Arbeitserlaubnis besitzen, bei deren Erlangung die Heimatgesellschaft Sie unterstützt.

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Germany 15753021.1

Sec. 2 Working conditions	§ 2 Arbeitsbedingungen
(1) The employment relationship with the Home Company shall continue to legally exist during the period of the secondment and shall remain in force.	(1) Das Anstellungsverhältnis mit der Heimatgesellschaft besteht rechtlich während der Zeit der Entsendung fort und bleibt in Vollzug gesetzt.
(2)
The working conditions applicable for the Host Company shall apply for the duration of the secondment. This applies in particular with respect to the working hours (currently max. hours 40 per week).

(2)
Für die Dauer der Entsendung gelten die bei der Gastgebenden Gesellschaft in Deutschland zur Anwendung kommenden Beschäftigungsbedingungen. Dies gilt insbesondere bzgl. der Arbeitszeit (zurzeit max. 40 Stunden pro Woche basierend auf einer 5-Tage-Woche).

(3)
The distribution of the working time depends on the respective business requirements of the Host Company. The beginning and end of working hours shall depend on the respective operational requirements and regulations at the place of secondment.

(3)
Die Verteilung der Arbeitszeit richtet sich nach den jeweiligen betrieblichen Bedürfnissen der Gastgebenden Gesellschaft. Beginn und Ende der Arbeitszeit richten sich nach den jeweiligen betrieblichen Erfordernissen und jeweiligen Regelungen bei der Gastgebenden Gesellschaft.

(4) You shall carry out your duties in the role as “managing director of the atai Life Sciences N.V.“ attached to this Secondment Letter as Annex 1, which is an integral part of this Secondment Letter.
(4)
Ihre Tätigkeit umfasst Aufgaben in der Funktion eines „geschäftsführenden Vorstands der atai Life Sciences N.V.“ gemäß der als Anlage 1 beigefügten Tätigkeitsbeschreibung, die integraler Bestandteil dieser Entsendebestätigung ist.

(5)
You shall be obliged to work overtime as well as weekends within the applicable law at the Host Country at the request of the Host Company. This also applies to work on Sundays and public holidays to the extent legally permissible. The public holidays of the Host County at the registered seat of the Host Company shall apply during the secondment.

(5)
Sie sind verpflichtet, bei Bedarf bei der Gastgebenden Gesellschaft gegebenenfalls auch Mehr- und Überstunden- sowie Wochenendarbeit im Rahmen der im Gastland geltenden Bestimmungen zu leisten. Dies gilt auch für Arbeit an Sonn- und Feiertagen, soweit dies gesetzlich zulässig ist. Es gelten während der Entsendung die gesetzlichen Feiertage am Sitz der Gastgebenden Gesellschaft im Gastland.

Sec. 3 Remuneration	§ 3 Gehalt

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Germany 15753021.1

During the secondment, you shall receive your contractual gross annual salary, currently USD572,000 as set forth in your Employment Agreement and supplemented by the Salary Increase Letter from the Home Company dated March 13, 2024. Based on the current exchange rate of USD 1 = EUR 0,91, this equals EUR 523,059.68. The Parties agree that the applicable exchange rate may be subject to fluctuation during the secondment. Therefore, the parties agree that any amounts converted to EUR during the term of the secondment will be based on the exchange rate on the day of payment.

Für die Dauer der Entsendung erhalten sie weiterhin ihr arbeitsvertragliches Brutto-Jahresgehalt iHv 572.000,00 USD (in Worten: fünfhundertsiebenundzwanzigtausend USD). Auf Grundlage des derzeitigen Wechselkurses USD 1 = EUR 0,91 entspricht dies EUR 523.059,68. Die Parteien sind sich einig, dass der Wechselkurs während der Entsendung Schwankungen unterliegen kann. Es wird daher vereinbart, dass sich der Auszahlungsbetrag in Euro nach dem aktuellen Tageswechselkurs des jeweiligen Auszahlungstages richtet.

Sec. 4 Social insurance / note regarding obligation / Premium Subsidy Health insurance	§ 4 Sozialversicherung / Hinweis Verbindlichkeit / Beitragszuschuss Krankenversicherung
(1)
With regard to social insurance, it is intended that you remain in the social insurance scheme of the United States of America as far as possible. If, contrary to all expectations, it is not possible to remain in the social insurance scheme of the United States of America, the legal provisions of the host country shall apply.

(1)
Hinsichtlich der Sozialversicherung ist Ihr Verbleib in der Sozialversicherung der Vereinigten Staaten von Amerika so weit wie möglich beabsichtigt. Sollte wider Erwarten der Verbleib in der Sozialversicherung der Vereinigten Staaten von Amerika nicht möglich sein, gelten die rechtlichen Bestimmungen des Gastlandes.

(2)
The Home Company and the Host Company will attempt to obtain a D/USA 101 certificate based on the Social Security Agreement between Germany and the United States of America dated January 7th, 1976 in the version dated March 6th, 1995.

(2)
Die Heimatgesellschaft und die Gastgebende Gesellschaft bemühen sich um die Ausstellung einer D/USA 101 Bescheinigung auf Grundlage des Sozialversicherungsabkommens zwischen Deutschland und den Vereinigten Staaten von Amerika vom 7. Januar 1976 in der Fassung vom 6. März 1995.

(3) Please note that only the relevant social security carrier may provide binding information regarding the impact of this Letter in terms of social insurance law.	(3) Sie wurde darauf hingewiesen, dass verbindliche Auskunft über sozialrechtliche Auswirkungen dieser Bestätigung nur der zuständige Sozialversicherungsträger erteilen kann.

Sec. 5	§ 5

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Consideration of employment periods spent abroad	Berücksichtigung von im Ausland verbrachten Beschäftigungszeiten

If your length of service is relevant to claim or calculate benefits provided by the Home Company (occupational pension scheme, bonuses etc.), your secondment periods shall be treated as if you had performed your duties in the USA.

Sofern es für die Inanspruchnahme oder die Berechnung arbeitgeberseitiger Leistungen (betriebliche Altersversorgung, Boni usw.) auf die Betriebszugehörigkeit zur Heimatgesellschaft ankommt, werden Sie hinsichtlich der Zeiten der Entsendung so gestellt, als hätten Sie Ihre Arbeitsleistung in den USA erbracht.

Sec. 6 Premature termination and removal	§ 6 Vorzeitige Beendigung und Abberufung
(1)
The Home Company is entitled to prematurely remove you observing a notice period of four weeks and thus terminate the secondment when your conduct, reasons related to your character or urgent operational reasons require the Home Company to act in its interest.

(1) Die Heimatgesellschaft ist berechtigt, Sie mit einer Ankündigungsfrist von vier Wochen vorzeitig abzuberufen und damit die Entsendung zu beenden, wenn dies aus Gründen in Ihrer Person oder in Ihrem Verhalten oder aus betrieblichen Gründen im Interesse der Heimatgesellschaft erforderlich ist.

(2) An early termination right shall exist in particular if	(2) Ein Recht zur vorzeitigen Beendigung besteht insbesondere, wenn
• the purpose for the stay abroad is no longer justified,	• der Zweck des Auslandsaufenthalts entfallen ist,
• the job performed by You posted abroad is finished	• die Tätigkeit, anlässlich derer Sie im Ausland eingesetzt wird, beendet wurde
• or Your safety is at risk and/or if the responsible Office in the USA has issued travel and safety warnings.	• oder Ihre Sicherheit gefährdet ist bzw. entsprechende Reise- und Sicherheitswarnungen des zuständigen Amtes in den USA bestehen.
(3) Any necessary costs incurred shall be borne by the Company. The Company shall organize the travel in coordination with you.	(3) Die hierdurch anfallenden und erforderlichen Kosten werden von der Gesellschaft getragen. Die Gesellschaft wird die Rückreise in Abstimmung mit Ihnen organisieren.

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Sec. 7 Other provisions	§ 7 Sonstige Regelungen
Unless otherwise expressed in the Letter at hand, the current provisions concerning employment law as well as the statutory provisions remain in effect.	Soweit nicht in der vorliegenden Entsendebestätigung etwas Abweichendes geregelt ist, verbleibt es bei den bisherigen arbeitsvertraglichen Regelungen.

Sec. 8 Authoritative version	§ 8 Maßgebliche Fassung
Both the English and the German version of this Letter are binding. In case of deviations in the interpretation, the German version shall prevail.

Sowohl die englische als auch die deutsche Version dieser Bestätigung sind bindend. Sollten unterschiedliche Auslegungsmöglichkeiten zwischen den beiden Versionen bestehen, so geht die deutsche Version vor.

Kind regards
/s/ Ryan Barrett
atai Life Sciences US, Inc. Ryan Barrett General Counsel

Accepted	Akzeptiert
/s/ Srinivas Rao
Srinivas Rao

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